UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934
July 8, 2011
Date of Report (Date of earliest event reported)
LOCAL.COM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34197 (Commission File Number)	33-0849123 (IRS Employer Identification No.)
7555 Irvine Center Drive
Irvine, California 92618
(Address of principal executive offices, zip code)
(949) 784-0800
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the issuer under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.
On July 13, 2011, Local.com Corporation (the “Registrant”) terminated that certain Yahoo! Publisher Network Agreement dated August 25, 2010, as subsequently amended (the “Yahoo Agreement”), by and between the Registrant and Yahoo! Inc. (“Yahoo”) effective July 31, 2011. The terminated Yahoo Agreement provides for the distribution of Yahoo’s paid search results by Registrant for which the Registrant is compensated. The Registrant continues to source a material portion of its paid traffic from Yahoo. The Registrant terminated the Yahoo Agreement because it no longer generated as much revenue for the Registrant as it had previously generated and the Registrant has entered into other agreements with third parties.
Item 2.01 Acquisition or Disposition of Assets.
On July 11, 2011, Local.com Corporation (the “Registrant”) issued a press release announcing it had acquired Screamin Media Group, Inc., a Delaware corporation (“SMG”). The acquisition became effective on July 9, 2011, following the execution by the Registrant on July 8, 2011 of an Agreement and Plan of Merger (the “Agreement”) by and among the Registrant, Screamin Media Group, Inc., a Delaware corporation (“SMG”), Agile Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of the Registrant (“Subcorp”), and Dan Griffith, as Stockholders’ Agent (the “Stockholders’ Agent”) pursuant to which Subcorp was merged with and into SMG and SMG became a wholly-owned subsidiary of the Registrant (the “Merger”). As consideration for the Merger, the Registrant paid upfront consideration of $5,000,000 in cash, up to 727,378 shares of Local.com common stock, $0.00001 par value (the “Shares”), and $5,000,000 in secured promissory notes (the “Notes”), subject to adjustment as described below (collectively, the “Merger Consideration”). The cash portion of the Merger Consideration payable to the SMG Stockholders will be reduced by $862,500 to repay certain debt obligations of SMG immediately following the closing. The Shares actually issued will be reduced to whole share amounts and any fractional shares converted to cash at approximately $3.437 per share, which is the twenty (20) day trailing average close price of the Shares prior to July 7, 2011. The aggregate amount of Notes issued will be reduced by up to $2,378,000, including $500,000 to repay a promissory note held by the Registrant and up to $1,878,000 to establish an escrow fund for indemnification claims asserted by the Registrant against SMG consistent with the terms of the Agreement (the “Escrow Fund”). The cash portion of the Merger Consideration was funded from the Registrant’s cash on hand. Allocation of the purchase price will be determined based on fair market valuation of the net assets acquired.
Subject to meeting certain additional financial performance milestones throughout the two (2) year period beginning July 1, 2011, as more particularly described in the Agreement, the SMG Stockholders will be eligible to receive an aggregate of up to an additional $20,000,000 (the “Earn-out”). The Earn-Out may be paid in a combination of cash and Local.com common stock, provided that any such payments are comprised of at least twenty five percent (25%) cash and the Registrant will not issue twenty percent (20%) or more of its common stock outstanding immediately prior to the closing date of the Merger in connection with this transaction. The Registrant intends to file a registration statement on Form S-3 within twenty (20) days of the date of the Agreement in order to cover the resale of the Shares issued in connection with the Merger, including any subsequently issued shares of Local.com common stock that may be issued in connection with the Earn-out.
The Agreement contains representations and warranties of the parties that are customary for a transaction of this type, which generally survive for a period after the closing date. The representations and warranties made with respect to SMG are qualified by information contained in confidential disclosure schedules provided to the Registrant in connection with the execution of the Agreement. Although certain of the information contained in the disclosure schedules may be non-public, the Registrant does not believe that this information is required to be publicly disclosed under the Federal securities laws. Moreover, certain of these representations and warranties may not be accurate or complete as of a specific date because they are subject to a contractual standard of materiality that may be different from the standard generally applied under the Federal securities laws or were used for the purpose of allocating risk between the Registrant and the SMG Stockholders, rather than establishing matters as facts. Accordingly, you should not rely on these representations and warranties as statements of fact. Additionally, Earn-Out milestones set forth in the Agreement are not projections and should not be relied upon in any way. Such Earn-Out milestones constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.
The SMG Stockholders agreed to defend, indemnify and hold harmless the Registrant from and against losses arising out of or resulting from (i) any breach of any representation or warranty made by SMG and the SMG

Stockholders in the Agreement, the disclosure letter, or certain of the closing documents, (ii) any breach of any covenant or obligation of SMG in the Agreement or certain of the closing documents, (iii) any act of fraud or intentional misrepresentation of SMG and the SMG Stockholders related to the Agreement, and (iv) certain other matters. The indemnification obligations of the SMG Stockholders are subject to certain caps and survival periods, each as more particularly described in the Agreement.
The Registrant and SMG also agreed to establish an escrow fund in an amount to be determined between $1,250,000 and $1,878,000 (the “Escrow Fund”) from the Merger Consideration to secure the Registrant’s rights to seek indemnification under the Agreement, as well as any adjustment to the Merger Consideration that might be required. The Escrow Fund will terminate thirty seven (37) months from the date of the Agreement, subject to extension for disputed claim amounts. The Registrant, SMG, and the SMG Stockholders’ Agent and Computershare Trust Company, N.A. (as escrow agent) entered into a separate agreement with respect to the Escrow Fund. The escrow agreement does not contain any obligations, rights or other provisions that are material to the Registrant.
The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.
On July 11, 2011, the Registrant issued a press release announcing the execution of the Agreement. The press release is attached as Exhibit 99.1 and is incorporate herein by reference.
Item 3.02 Unregistered Sales of Equity Securities.
The information contained in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
a)	Financial statements of businesses acquired.

The financial statements required by this item will be filed within 71 days of the date of this initial report on Form 8-K.

b)	Pro forma financial information.

The financial statements required by this item will be filed within 71 days of the date of this initial report on Form 8-K.

d)	Exhibits
2.1	Agreement and Plan of Merger by and among Local.com Corporation, Agile Acquisition Corporation, Screamin Media Group, Inc. and Dan Griffith, as stockholders’ agent dated July 8, 2011.

99.1	Press Release of Local.com Corporation dated July 11, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCAL.COM CORPORATION
Date: July 14, 2011	By:	/s/ Kenneth S. Cragun
Kenneth S. Cragun
Chief Financial Officer

Exhibit Index

Exhibit
Number	Description

2.1	Agreement and Plan of Merger by and among Local.com Corporation, Agile Acquisition Corporation, Screamin Media Group, Inc. and Dan Griffith, as stockholders’ agent dated July 8, 2011.

99.1	Press Release of Local.com Corporation dated July 11, 2011.